Exhibit 32.1

CERTIFICATION

Each of the undersigned officers of Cyalume Technologies Holdings, Inc. (the "Company") hereby certifies that, to his knowledge, the Company's Amendment to the Annual Report on Form 10-K/A to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 16, 2009	/s/ DEREK DUNAWAY
Derek Dunaway, Chief Executive Officer
(the Principal Executive Officer)

Date: April 16, 2009	/s/ MICHAEL BIELONKO
Michael Bielonko, Chief Financial Officer
(the Principal Financial Officer)

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act

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